UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 De Guigne Drive

Sunnyvale, California 94085

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a press release dated October 16, 2012, TeleNav, Inc. (the “Company”) announced that on October 10, 2012, the Company entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, TNAV T Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Local Merchant Services Inc., a Delaware corporation (“ThinkNear”), and the stockholders’ agent listed therein. Also on October 10, 2012, the Company, Merger Sub and ThinkNear completed the transactions contemplated in the Agreement whereby the Company acquired ThinkNear for consideration of approximately $22.5 million of cash, Company common stock and options to acquire Company common stock. A copy of the press release is attached hereto as Exhibit 99.1 of this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of TeleNav, Inc. dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: October 16, 2012	By:	/s/ Loren Hillberg
	Name:	Loren Hillberg
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of TeleNav, Inc. dated October 16, 2012